Exhibit 10.1

Schedule of Non-Employee Director Compensation
(as revised, effective March 20, 2019)

1.Annual Retainer:

a.$40,000 cash.

b.$60,000 in common stock.

2.Lead Independent Director and Annual Committee Chair Fees:

a.Lead Independent Director Fee - $20,000.

b.Audit Committee Chair - $20,000.

c.Compensation Committee Chair - $15,000.

d.Nominating and Governance Committee Chair - $10,000

3.Annual Committee Member (other than Chair) Fees:

a.Audit Committee - $7,500.

b.Compensation Committee - $5,000.

c.Nominating and Governance Committee - $5,000.